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                                                                    Exhibit 10.2

                               OPTIONSXPRESS, INC.
                             STOCKHOLDERS AGREEMENT

          THIS STOCKHOLDERS AGREEMENT (this "AGREEMENT") is made and entered into as of January 15, 2004 by and among optionsXpress, Inc., a Delaware corporation (the "COMPANY"), each of the Persons listed on the SCHEDULE OF INVESTORS attached hereto (each, an "INVESTOR" and collectively, the "INVESTORS") and each of the Persons listed on the SCHEDULE OF OTHER STOCKHOLDERS attached hereto (each, an "OTHER STOCKHOLDER" and collectively, the "OTHER STOCKHOLDERS"). The Investors and the Other Stockholders are collectively referred to herein as the "STOCKHOLDERS" and individually as a "STOCKHOLDER." Except as otherwise provided herein, capitalized terms used herein are defined in paragraph 8 hereof.

          WHEREAS, the Investors shall purchase shares of the Company's Series A Convertible Preferred Stock, par value $.0001 per share (the "SERIES A PREFERRED"), pursuant to that certain Stock Purchase and Recapitalization Agreement, dated as of December 17, 2003, by and among the Company and the Investors and the other Persons named therein (as the same may be amended or modified from time to time in accordance with its terms, the "PURCHASE AGREEMENT");

          WHEREAS, the Other Stockholders own shares of the Company's outstanding Common Stock, par value $.0001 per share (the "COMMON STOCK");

          WHEREAS, certain of the Other Stockholders and the Company are parties to an Amended and Restated Investor Rights Agreement dated December 19, 2001 (the "INVESTOR RIGHTS AGREEMENT");

          WHEREAS, certain of the Other Stockholders and the Company are parties to separate Amended and Restated Restricted Stock Agreements dated as of the date hereof (the "RESTRICTED STOCK AGREEMENTS");

          WHEREAS, certain of the Other Stockholders and the Company are parties to separate Option Grant Agreements dated as of various dates (the "OPTION GRANT AGREEMENTS");

          WHEREAS, the Company and the Stockholders desire to enter into this Agreement for the purposes, among others, of (i) establishing the composition of the Company's board of directors (the "BOARD"), (ii) assuring continuity in the management and ownership of the Company and (iii) limiting the manner and terms by which the Company's capital stock may be transferred; and

          WHEREAS, the execution and delivery of this Agreement is a condition to the Closing (as defined in the Purchase Agreement) under the Purchase Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

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          1.   BOARD OF DIRECTORS.

          (a) From and after the Closing and until the provisions of this paragraph 1 cease to be effective, each holder of Stockholder Shares shall vote all of his, her or its Stockholder Shares which are voting shares and any other voting securities of the Company over which such holder has voting control and shall take all other necessary or desirable actions within his, her or its control (whether in his, her or its capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary or desirable actions within its control (including calling special board and stockholder meetings), so that:

               (i) the authorized number of directors on the Board shall be established and maintained at five (5) directors;

               (ii)   the following persons shall be elected to the Board:

               (A) so long as the Investors who are original signatories hereto and/or their affiliated investment funds hold in the aggregate at least 25% of the Series A Preferred issued to the Investors as of the date hereof, one (1) representative designated by the Investors that hold a majority of the Stockholder Shares held by all of the Investors (the "INVESTOR DIRECTOR"), with Christopher J. Dean serving as the Investor Director immediately following the Closing (and with it being understood that such Investor Director shall be elected by the holders of a majority of the outstanding Series A Preferred pursuant to Section 5A of Part D of Article IV of the Company's Certificate of Incorporation for so long as any Series A Preferred remains outstanding);

               (B) three (3) representatives elected by the holders of the Company's outstanding Common Stock (voting together as a single class with any of the Existing Preferred that remains outstanding following the Closing on an as-if converted basis) in accordance with applicable corporate law and the Company's Certificate of Incorporation and Bylaws (the "OTHER STOCKHOLDER DIRECTORS"), with James Gray, Ned Bennett and David Kalt serving as the Other Stockholder Directors immediately following the Closing; PROVIDED THAT, in the event that, and only for so long as, either (1) the Company's Equity Value is less than $180,000,000 or (2) the Designated Other Stockholder Group owns, in the aggregate, less than 51% of the Company's outstanding Common Stock (including any Common Stock issuable upon conversion of any of the Existing Preferred that remains outstanding following the Closing), then the Other Stockholder Directors shall be elected by (and shall be subject to removal by) the holders of the Company's outstanding Common Stock and Existing Preferred (to the extent that any Existing Preferred remains outstanding following the Closing) and Series A Preferred (voting together with the Company's outstanding Common Stock as a single class on an as-if-converted basis) in accordance with applicable corporate law and the Company's Certificate of Incorporation and Bylaws; and

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               (C)    so long as the Investors who are original signatories
          hereto and/or their affiliated investment funds hold in the aggregate at least 25% of the Series A Preferred issued to the Investors as of the date hereof, one (1) representative elected by the holders of the Company's outstanding Common Stock, any of the Existing Preferred that remains outstanding following the Closing and Series A Preferred (voting together with the Company's outstanding Common Stock as a single class on an as-if-converted basis) in accordance with applicable corporate law and the Company's Certificate of Incorporation and Bylaws, so long as such representative is approved by the Investors that hold a majority of the Stockholder Shares held by all of the Investors (which approval shall not be unreasonably withheld or delayed so long as such representative satisfies the requirements set forth below); PROVIDED THAT such representative shall be qualified (including by virtue of relevant business and industry experience) and independent and shall not be a member of the Company's management or an employee or officer of the Company or any of its Subsidiaries and shall not be a member of or otherwise affiliated with (from a business perspective or otherwise) the Designated Other Stockholder Group or the Gray Family Group (the "OUTSIDE DIRECTOR"), and with such Outside Director being so designated and approved as provided herein and elected to the Board as soon as practicable after the Closing;

               (iii) the composition of the board of directors or equivalent body of each of the Company's Subsidiaries (a "SUB BOARD") shall be proportionately equivalent to that of the Board;

               (iv) subject to subparagraph (ii)(B) above and paragraph 1(a)(v) below, any director of the Company may be removed from the Board or a Sub Board in the manner allowed by law and the Company's or such Subsidiary's Certificate of Incorporation and Bylaws or similar governing documents; PROVIDED THAT, (A) with respect to the Investor Director, such removal (with or without cause) shall only be upon the written request of the Investors that hold a majority of the Stockholder Shares held by all of the Investors and for no other reason and (B) with respect to any Outside Director, such removal (with or without cause) shall also require the written approval of the Investors that hold a majority of the Stockholder Shares held by all of the Investors; and

               (v) in the event that any representative designated hereunder for any reason ceases to serve as a member of the Board or any Sub Board during his or her term of office, the resulting vacancy on the Board or Sub Board shall be filled by (A) with respect to the representative designated pursuant to subparagraph (ii)(A) above, a representative designated by the Investors that hold a majority of the Stockholder Shares held by all of the Investors, (B) with respect to a representative elected pursuant to subparagraph (ii)(B) above, a representative elected as provided in subparagraph (ii)(B) above, and (C) with respect to a representative elected pursuant to subparagraph (ii)(C) above, a representative elected and approved as provided in subparagraph (ii)(C) above, who satisfies the other requirements set forth in subparagraph (ii)(C) above.

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          (b)  Subject to subparagraphs (i) and (ii) below, any committees established by the Board or a Sub Board shall include the Investor Director, the Outside Director and at least one Other Stockholder Director.

               (i)    A Compensation Committee of the Board comprised of three
     (3) members shall be established promptly following the Closing and shall include the Investor Director, one Other Stockholder Director and the Outside Director. The Compensation Committee's authority and duties shall include (1) determining the compensation (including salary, bonuses and other forms of compensation) to be paid to each of the Company's executives and key employees and, subject to approval by the Board, directors and (2) the administration of (and exercise of any rights or powers under) the Company's Equity Incentive Plans.

               (ii) An Audit Committee of the Board comprised of three (3) members shall be established promptly following the Closing and shall include the Investor Director, one Other Stockholder Director and the Outside Director. The Audit Committee's authority and duties shall be as set forth in the Board's enabling resolutions adopted in connection with the establishment of such committee.

          (c) The Company shall pay the reasonable out-of-pocket expenses (including travel expenses) incurred by each director in connection with attending the meetings of the Board, any Sub Board and any committee thereof and each non-management director (including the Investor Director) shall receive the same remuneration (of whatever type) for serving as a director (if any); PROVIDED THAT compensation received by James Gray pursuant to that certain Employment Letter Agreement with the Company, dated as of the date hereof, or otherwise payable to Mr. Gray with the approval of the Compensation Committee, shall not be deemed to constitute remuneration received by a non-management director for purposes hereof. The Company shall use its reasonable efforts to maintain reasonable directors and officers indemnity insurance coverage in effect at all times (subject to appropriate cost considerations) and the Company's Certificate of Incorporation and Bylaws shall at all times provide for indemnification and exculpation of directors to the fullest extent permitted under applicable law.

          (d) The Board shall have regularly scheduled meetings no less than one (1) time in each fiscal quarter of each calendar year.

          (e) The provisions of this paragraph 1 shall terminate automatically and shall be of no further force and effect upon the consummation of a Qualified Public Offering or a Sale of the Company.

          2. REPRESENTATIONS AND WARRANTIES; AGREEMENTS. Each Stockholder represents and warrants as of the date hereof that (i) this Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder, enforceable in accordance with its terms, and (ii) such Stockholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement. No holder of Stockholder Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

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          3.   CERTAIN TRANSFER RESTRICTIONS.

          (a) No Other Stockholder shall sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law or otherwise) any interest in any Stockholder Shares, (a "TRANSFER"), except pursuant to a Public Sale or a Sale of the Company (an "EXEMPT TRANSFER"), or a sale of Stockholder Shares to the Company pursuant to the terms of the Restricted Stock Agreement (but subject to the provisions of paragraph 3(f) below), or the provisions of this paragraph
3. Prior to making any Transfer (which for purposes of this paragraph 3 shall include any Transfer by any Other Stockholder pursuant to and otherwise permitted by any of the Restricted Stock Agreements, the Investor Rights Agreement and/or any Option Grant Agreement to which such Other Stockholder is a party) other than an Exempt Transfer, the Other Stockholder transferring any Stockholder Shares (a "TRANSFERRING STOCKHOLDER") shall deliver a written notice (a "SALE NOTICE") to the Company, the Investors and the Designated Other Stockholders. The Sale Notice shall disclose in reasonable detail the identity of the prospective transferee(s), the number of Stockholder Shares to be transferred and the terms and conditions of the proposed Transfer. In no event shall any Transfer (other than an Exempt Transfer) of Stockholder Shares pursuant to this paragraph 3 be made by any Other Stockholder for any consideration other than cash payable upon consummation of such Transfer or in installments over time. No Other Stockholder shall consummate any Transfer until 30 days after the Sale Notice has been given to the Company and the Investors and the Designated Other Stockholders (the "ELECTION PERIOD"), unless the parties to the Transfer have been finally determined pursuant to this paragraph 3 prior to the expiration of such 30-day period. The date of the first to occur of such events is referred to herein as the "AUTHORIZATION DATE."

          (b) The Company may elect to purchase all or any portion of the Transferring Stockholder's Stockholder Shares to be transferred upon the same terms and conditions as those set forth in the Sale Notice by delivering a written notice of such election to such Transferring Stockholder, the Investors and the Designated Other Stockholders within 15 days after the Sale Notice has been delivered to the Company. If the Company has not elected to purchase all of such Transferring Stockholder's Stockholder Shares to be transferred, each of the Investors and the Designated Other Stockholders may elect to purchase all or any portion of the remaining Stockholder Shares to be transferred upon the same terms and conditions as those set forth in the Sale Notice by delivering written notice of such election to the Transferring Stockholder within 20 days after the Sale Notice has been given to the Investors and the Designated Other Stockholders. If more than one Investor or Designated Other Stockholder elects to purchase such Stockholder Shares, the Stockholder Shares to be sold to such Investors and/or Designated Other Stockholders shall be allocated (i) among the Investors pro rata according to the number of Stockholder Shares owned by each such Investor in an aggregate amount equal to the lesser of (A) one-third of the aggregate Stockholder Shares to be transferred, and (B) the collective percentage ownership of outstanding Common Stock (including shares of Common Stock issuable upon conversion of the Series A Preferred) of all Investors, and
(ii) among the Designated Other Stockholders pro rata according to the number of Stockholder Shares owned by each such Designated Other Stockholder in an amount equal to all of the Stockholder Shares to be transferred other than those allocated to the Investors pursuant to clause (i) immediately above. If the Company, the Investors and the Designated Other Stockholders have not elected to purchase all of such Transferring Stockholder's Stockholder Shares specified in the Sale Notice,

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such Transferring Stockholder may Transfer the Stockholder Shares specified in the Sale Notice for which no purchase election has been made at a price and on terms no more favorable to the transferee(s) thereof than specified in the Sale Notice (subject to the provisions of paragraph 3(c) below) during the 60-day period immediately following the Authorization Date. Any Transferring Stockholder's Stockholder Shares not transferred within such 60-day period shall be subject to the provisions of this paragraph 3(b) upon subsequent Transfer. If any of the Company, the Investors or the Designated Other Stockholders have elected to purchase any Stockholder Shares hereunder, the Transfer of such Stockholder Shares shall be consummated as soon as practical after the delivery of the election notice(s) to the Transferring Stockholder, but in any event within 15 days after the expiration of the Election Period. The Investors may assign all or any portion of their repurchase rights under this paragraph 3(b) to one or more of their affiliated investment funds.

          (c) Notwithstanding anything to the contrary herein, the Investors may elect to participate in any contemplated Transfer by delivering written notice to such Transferring Stockholder and the Company within 30 days after receipt by such Investor of the Sale Notice. If any Investors have elected to participate in such sale, the Transferring Stockholder and the electing Investors shall be entitled to sell in the contemplated sale (including any sale to the Company or any other Stockholders pursuant to paragraph 3(b) above) at the same price and on the same terms, a number of Stockholder Shares equal to the product of (i) the quotient determined by dividing the percentage of Stockholder Shares owned by such Person by the aggregate percentage of Stockholder Shares owned by the Transferring Stockholder and all electing Investors and (ii) the number of Stockholder Shares to be sold in the contemplated sale.

     For example, if the Sale Notice contemplated a sale of 100 Stockholder Shares, and if the Transferring Stockholder was at such time the owner of 30% of all Stockholder Shares and if one Investor elected to participate and such Investor owned 20% of all Stockholder Shares, the Transferring Stockholder would be entitled to sell 60 Stockholder Shares (30% DIVIDED BY 50% x 100 Stockholder Shares) and the Investor would be entitled to sell 40 Stockholder Shares (20% DIVIDED BY 50% x 100 Stockholder Shares).

The Transferring Stockholder shall use his, her or its best efforts to obtain the agreement of the prospective transferee(s) to the participation of the Investors in the contemplated Transfer and shall not Transfer any Stockholder Shares to the prospective transferee(s) if such transferee(s) refuses to allow the participation of the Investors.

          (d) The restrictions contained in this paragraph 3 shall not apply with respect to (i) any pledge by any Other Stockholder of up to 30% of the value of such Other Stockholder's Stockholder Shares (as determined by the Board at the time of such loan transaction) in support of a bona fide loan transaction for such Other Stockholder's benefit (E.G., an Other Stockholder with Stockholder Shares valued at $10,000,000 at the time of such loan transaction may pledge all of such shares as collateral security for a loan of up to $3,000,000) so long as, as a condition to any such pledge, the third party lender agrees to grant the Company, the Investors and the Designated Other Stockholders the right (in accordance with the provisions of paragraph 3(b) above) to repurchase any such Stockholder Shares upon any default or foreclosure in respect thereof by the applicable lender on terms and conditions satisfactory to the

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Board (including the Investor Director), (ii) any Transfer (by way of in-kind distribution) of Stockholder Shares by any Other Stockholder that is any entity to the equity holder(s) of such Other Stockholder pro rata in accordance with such other equity holders(s)' ownership interest in such Other Stockholder, or
(iii) any Transfer of Stockholder Shares by any Other Stockholder that is an individual or trust (A) pursuant to applicable laws of descent and distribution or (B) among such Other Stockholder's Family Group (collectively referred to herein, for purposes of clauses (i), (ii) and (iii), as "PERMITTED TRANSFEREES"); PROVIDED THAT such restrictions shall continue to be applicable to the Stockholder Shares after any such Transfer and the transferees of such Stockholder Shares shall agree in writing to be bound by the provisions of this Agreement affecting the Stockholder Shares so transferred as a condition precedent to any such Transfer. For purposes of this Agreement, "FAMILY GROUP" means an individual's spouse, ancestors and descendants (whether natural or adopted), the beneficiaries of any trust which is a Stockholder as of the date hereof, or any partnership, limited liability company or trust established principally for the benefit of such individual and/or such individual's spouse, ancestors and/or descendants or any not-for-profit charitable entity. Notwithstanding the foregoing, no party hereto shall avoid the provisions of this Agreement by making one or more transfers to one or more Permitted Transferees and then disposing of all or any portion of such party's interest in any such Permitted Transferee, other than to a Permitted Transferee as provided above or as a consequence of the death of the transferor.

          (e) The restrictions set forth in this paragraph 3 shall continue with respect to each Stockholder Share following any Transfer thereof (other than an Exempt Transfer or a Transfer to an Investor (or any of its affiliated investment funds) pursuant to subparagraph 3(b) above; PROVIDED THAT all such restrictions shall terminate upon the consummation of a Qualified Public Offering or a Sale of the Company.

          (f) Notwithstanding any provision to the contrary herein, (i) the restrictions on Transfer of Common Stock contained in the Investor Rights Agreement, the Restricted Stock Agreements and the Option Grant Agreements, and the terms of payment for such Common Stock or other securities upon exercise of any repurchase rights therefor contained in such agreements, shall continue in full force and effect, and (ii) the Company shall not approve or consent to any Transfer of any Stockholder Shares by any Other Stockholder pursuant to the terms of the Investor Rights Agreement, the Restricted Stock Agreements or the Option Grant Agreements unless such Transfer shall thereafter be subject to the provisions of this paragraph 3. In addition, if and to the extent that the Company shall not exercise in full any of its repurchase (or buy-back) rights in the Investor Rights Agreement, the Restricted Stock Agreements or the Option Grant Agreements, the Company and the other party(ies) thereto shall permit the Investors and the Designated Other Stockholders (in accordance with the provisions of paragraph 3(b) above) to repurchase any Common Stock (or other securities) not so purchased by the Company.

          4. HOLDBACK AGREEMENT. No Other Stockholder shall effect any public sale or distribution (including sales pursuant to Rule 144 under the Securities
Act) of any Stockholder Shares or of any other capital stock or equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such stock or securities, during the seven (7) days prior to and the 180-day period beginning on the effective date of the Company's initial Public Offering or during the seven (7) days prior to and the 90-day period beginning on the

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effective date of any underwritten Demand Registration or Piggyback Registration
(each as defined in the Registration Agreement), except as part of such underwritten registration if otherwise permitted in the Registration Agreement, unless the underwriters managing the registration otherwise agree in writing.

          5. TRANSFERS; FUTURE SALES. Prior to any Stockholder Transferring any Stockholder Shares (other than pursuant to an Exempt Transfer) to any Person and prior to the Company issuing any Common Stock (other than pursuant to an initial Public Offering) or any options or other rights to acquire Common Stock or any securities convertible into or exchangeable for such Common Stock to any Person, such Stockholder or the Company, as the case may be, shall cause the prospective transferee to be bound by this Agreement and to execute and deliver to the Company and the other Stockholders a counterpart of this Agreement. Transferees of Stockholder Shares held by Investors (other than the Other Stockholders or their Permitted Transferees, all of whom shall be deemed to be Other Stockholders hereunder) shall be deemed to be Investors hereunder. Transferees of Stockholder Shares held by Other Stockholders (other than the Investors or their affiliates, all of whom shall be deemed to be Investors hereunder) and transferees of Common Stock (or options or other rights to acquire Common Stock or securities convertible into or exchangeable for such Common Stock) issued by the Company (other than the Investors and/or their designees, all of whom shall be deemed to be Investors hereunder) shall be deemed to be Other Stockholders hereunder.

          6. LEGEND. Each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the Transfer of any Stockholder Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "The transfer of the securities represented by this certificate is subject to a Stockholders Agreement dated as of [________], among the issuer of such securities (the "Company") and certain of the Company's stockholders, as the same may be amended or modified from time to time. A copy of such Stockholders Agreement shall be furnished without charge by the Company to the holder hereof upon written request."

The Company shall imprint such legend on certificates evidencing Stockholder Shares outstanding as of the date hereof.

          7.   FIRST REFUSAL RIGHTS.

          (a) Except for issuances of Common Stock (i) pursuant to an Equity Incentive Plan, (ii) upon the conversion of the Series A Preferred, (iii) pursuant to the exercise or conversion of any warrants or convertible securities issued after the date hereof in compliance with the provisions of this paragraph 7 so long as the issuance of Common Stock upon the exercise or conversion thereof is in accordance with the original terms of such warrants or convertible securities, (iv) as consideration in connection with the acquisition of another company or business, (v) pursuant to a Public Offering, or (vi) pursuant to an Option Adjustment Dividend, if the Company authorizes the issuance or sale of any shares of

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Common Stock or any securities (including debt securities) containing options or rights to acquire any shares of Common Stock (other than as a dividend on the outstanding shares of Common Stock) or any securities exchangeable for or convertible into Common Stock (collectively, "SECURITIES"), the Company shall first offer to sell to each Investor, pro rata based upon such Investor's ownership of Common Stock (including shares of Common Stock issuable upon conversion of the Series A Preferred), a portion of such Securities equal to the lesser of (A) one-third of the aggregate Securities to be issued, and (B) the collective percentage ownership of outstanding Common Stock (including shares of Common Stock issuable upon conversion of the Series A Preferred) of all Investors, and shall offer to sell to each Designated Other Stockholder, so long as such Designated Other Stockholder holds at least 50% of the Stockholder
Shares held by such Designated Other Stockholder as of the date hereof, pro rata based upon such Designated Other Stockholder's ownership of Common Stock (including shares of Common Stock issuable upon conversion of the Existing Preferred), all of the Securities to be issued other than those to be offered to the Investors pursuant to clause (A) immediately above. Each Investor and Designated Other Stockholder shall be entitled to purchase all or any portion of its allotment of such Securities at the most favorable price and on the most favorable terms as such Securities are to be offered to any other Persons; PROVIDED THAT if all Persons entitled to purchase or receive such Securities are required to also purchase other securities of the Company, the Investors and/or Designated Other Stockholders exercising their rights pursuant to this paragraph shall also be required to purchase the same strip of securities (on the same terms and conditions) that such other Persons are required to purchase. The purchase price for all Securities offered to the Investors and the Designated Other Stockholders shall be payable in cash or, to the extent otherwise consistent with the terms offered to any other Persons, installments over time.

          (b) In order to exercise its purchase rights hereunder, an Investor or Designated Other Stockholder, as the case may be, must within 20 days after receipt of written notice from the Company describing in reasonable detail the Securities being offered, the purchase price thereof, the payment terms and such Investor's or Designated Other Stockholder's percentage allotment deliver a written notice to the Company describing its election hereunder. If all of the Securities offered to the Investors and the Designated Other Stockholders are not fully subscribed by such Stockholders, the remaining Securities shall be reoffered by the Company to the Investors and the Designated Other Stockholders purchasing their full allotment upon the terms set forth in this paragraph, except that such holders must exercise their purchase rights within five (5) days after receipt of such reoffer.

          (c) Upon the expiration of the offering periods described above, the Company shall be entitled to sell such Securities which the Investors and the Designated Other Stockholders have not elected to purchase during the 60 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such holders. Any Securities offered or sold by the Company after such 60-day period must be reoffered to the Investors and the Designated Other Stockholders pursuant to the terms of this paragraph.

          (d) The provisions of this paragraph 7 shall terminate upon the consummation of a Qualified Public Offering or a Sale of the Company.

          8.   DEFINITIONS

          "BOARD" has the meaning set forth in the recitals hereto.

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          "CLOSING" has the meaning set forth in the recitals hereto.

          "COMMON STOCK" has the meaning set forth in the recitals hereto.

          "COMPANY" has the meaning set forth in the preamble hereto.

          "DESIGNATED OTHER STOCKHOLDER" means each of G-Bar Limited Partnership, Avrum Gray Delta Trust, David Kalt and Ned Bennett, so long as, in each such case, such Designated Other Stockholder holds at least fifty percent (50%) of the Common Stock held by such Designated Other Stockholder on the date hereof.

          "DESIGNATED OTHER STOCKHOLDER GROUP" means the following Other
Stockholders: G-Bar Limited Partnership ("G-BAR"); Avrum Gray Delta Trust; David Kalt; Ned Bennett; Delaware Charter F/B/O Ned Bennett; John R. Anderson Revocable Trust; Gregory DeFalco; Lee Silver; Steven R. Kalt, Trustee; Allan S. Kalt Revocable Trust; Scott and Emily Kalt; Philip Danley Revocable Trust; Sean Sulivan Living Trust; Rodrigo Levy; Matt Gray; Harold Kalt Revocable Trust; Jeff Kalt; Mark A. Kalt Revocable Trust; and Ian and Diane Galleher. For purposes of the foregoing, (i) G-Bar shall cease to be a member of the Designated Other Stockholder Group if and when either (a) G-Bar is sold to a third party or (b) the members of the Gray Family Group cease to directly own or control a majority of the partnership interests therein (i.e., cease to be allocated a majority of the partnership gains and losses) or cease to control G-Bar's general partner and (ii) no Person who receives Stockholder Shares from G-Bar following a permitted distribution thereof by G-Bar shall be deemed to be a member of the Designated Other Stockholder Group unless such Person is either listed above or is a member of the Gray Family Group.

          "EQUITY INCENTIVE PLAN" means the optionsXpress, Inc. 2001 Equity Incentive Plan and any employee option or stock incentive plan that may be adopted by the Board from time to time, pursuant to which the Company may grant Common Stock and/or options to purchase Common Stock to officers, directors, employees and consultants of the Company.

          "EQUITY VALUE" has the meaning given to such term in that certain Investor Rights Agreement, dated as of the date hereof, by and among the Company and the Investors (as the same may be amended or modified from time to time in accordance with its terms).

          "EXISTING PREFERRED" has the meaning set forth in the Purchase Agreement (as the same may be amended or modified from time to time in accordance with its terms)

          "GRAY FAMILY GROUP" means, collectively, each of James Gray and Avrum Gray and each of their respective spouses, descendants (whether natural or adopted) and/or ancestors, and any partnership, limited liability company or trust established principally for the benefit of any of the foregoing individuals.

          "INVESTOR DIRECTOR" has the meaning set forth in paragraph 1 above.

          "INVESTORS" means those Persons identified on the SCHEDULE OF INVESTORS attached hereto and such other Persons as may become "Investors" hereunder from time to time under the circumstances described in paragraph 5 above.

          "INVESTOR RIGHTS AGREEMENT" has the meaning set forth in the preamble hereto.

          "OPTION ADJUSTMENT DIVIDEND" has the meaning set forth in the Company's Certificate of Incorporation.

          "OTHER STOCKHOLDERS" means those Persons identified on the SCHEDULE OF OTHER STOCKHOLDERS attached hereto and such other Persons as may become "Other Stockholders" hereunder from time to time under the circumstances described in paragraph 5 above.

          "OTHER STOCKHOLDER DIRECTORS" has the meaning set forth in paragraph 1 above.

          "OUTSIDE DIRECTOR" has the meaning set forth in paragraph 1 above.

          "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "PUBLIC SALE" means any sale of Stockholder Shares to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act (or any similar provision then in force).

          "PUBLIC OFFERING" means any offering by the Company of its Common Stock to the public pursuant to an effective registration statement under the Securities Act or any comparable statement under any similar federal statute then in force.

          "PURCHASE AGREEMENT" has the meaning set forth in the recitals hereto.

          "QUALIFIED PUBLIC OFFERING" has the meaning set forth in the Company's Certificate of Incorporation.

          "QUALIFIED SALE" has the meaning set forth in the Company's Certificate of Incorporation.

          "REGISTRATION AGREEMENT" has the meaning set forth in the Purchase Agreement (as the same may be amended or modified from time to time in accordance with its terms).

          "SALE OF THE COMPANY" means a sale of the Company pursuant to which one or more Persons acquire (i) all or substantially all of the capital stock of the Company (whether by merger, consolidation, sale or transfer of the Company's capital stock or otherwise) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

          "SECURITIES" has the meaning set forth in paragraph 7.

          "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

          "SERIES A PREFERRED" has the meaning set forth in the recitals hereto.

          "STOCKHOLDER" has the meaning set forth in the preamble hereto.

          "STOCKHOLDER SHARES" means (i) any Common Stock purchased or otherwise acquired or held by any Stockholder, (ii) any Common Stock issued or issuable directly or indirectly upon the conversion, exercise or exchange of any securities purchased or otherwise acquired by any Stockholder which are convertible into or exercisable or exchangeable directly or indirectly for Common Stock (including the Series A Preferred and the Existing Preferred but excluding options to purchase Common Stock granted by the Company unless and until such options are exercised) and (iii) any other capital stock or equity securities issued or issuable directly or indirectly with respect to the securities referred to in clauses (i) or (ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular securities constituting Stockholder Shares hereunder, such Stockholder Shares shall cease to be Stockholder Shares hereunder when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act.

          "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of the limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing member, general partner or managing director of such limited liability company, partnership, association or other business entity.

          9. TRANSFERS IN VIOLATION OF AGREEMENT. Any Transfer or attempted Transfer of any Stockholder Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such Stockholder Shares for any purpose.

          10. AMENDMENTS AND WAIVERS. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the Company, the Investors that held a majority of the Stockholder Shares then held by the Investors and the Other Stockholders that held a majority of the Stockholder Shares then held by the Other Stockholders. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

          11. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          12. ENTIRE AGREEMENT. Except for the Investor Rights Agreement and the Restricted Stock Agreements and as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          13. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and assigns of each of them, so long as they hold Stockholder Shares (except that the rights of the Other Stockholders under paragraph 3(b) above shall not be assignable by the Other Stockholders (whether in connection with the transfer of Stockholder Shares or otherwise)).

          14. COUNTERPARTS. This Agreement may be executed in multiple counterparts (including by means of telecopied signature pages), each of which shall be an original and all of which taken together shall constitute one and the same agreement.

          15. REMEDIES. The parties hereto shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and any Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

          16. EXCESS CONSIDERATION. If and to the extent that any Other Stockholder receives any consideration in connection with a Qualified Sale in excess of arm's length compensation (as determined by the Compensation Committee of the Board pursuant to clause (3) of subparagraph (v) of paragraph 1C of that certain Investor Rights Agreement, dated as of the date hereof, by and among the Company and the Investors (as the same may be amended or modified from time to time in accordance with its terms)), such Other Stockholder agrees to allocate such excess consideration to each of the Investors and the Company's other stockholders pro rata based upon the aggregate consideration otherwise payable to the Investors and the Company's other stockholders in connection with such Qualified Sale.

          17. NOTICES. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, mailed first class mail (postage prepaid), sent by reputable overnight courier service (charges prepaid) or sent by facsimile to the Company at the address set forth below and to any other recipient at the address indicated on the Schedules hereto and to any subsequent Stockholder subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Notices shall be deemed to have been given hereunder when delivered personally, five (5) days after deposit in the U.S. mail, one day after deposit with a reputable overnight courier service (charges prepaid) or upon machine-generated acknowledgment of receipt after being transmitted by facsimile. The Company's address is:

               optionsXpress, Inc.
               39 South LaSalle Street
               Suite 220
               Chicago, Illinois 60603
               Attention:  President
               Telephone:  (888) 280-8020
               Telecopy:   (312) 629-5256

               WITH A COPY TO:
               (which shall not constitute notice to the Company)

               KMZ Rosenman
               525 West Monroe Street
               Suite 1600
               Chicago, Illinois 60661-7693
               Attention:  Mathew Brown, Esq.
               Telephone:  (312) 902-5200
               Telecopy:   (312) 902-1061

          18. GOVERNING LAW. The corporate law of the State of Delaware shall govern all issues concerning the relative rights of the Company and its Stockholders. All other issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

          19. WAIVER OF PREEMPTIVE RIGHTS. Each of the Other Stockholders hereby waives any existing preemptive rights with respect to the issuance and sale of the Series A Preferred under the Purchase Agreement and the issuance of any Common Stock upon conversion thereof. In addition, each Other Stockholder that is a party to the Investor Rights Agreement hereby waives any and all preemptive rights that such Other Stockholder has or may have with respect to issuances of securities by the Company following the date hereof pursuant to the Investor Rights Agreement, and hereby acknowledges that the provisions of Section 2 of the Investor Rights Agreement are null and void and of no further force or effect with respect to such Other Stockholder. Each Designated Other Stockholder hereby agrees that the provisions of paragraph 7 hereof supersede and replace in their entirety the provisions of Section 2 of the Investor Rights Agreement.

          20. BUSINESS DAYS. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company's chief executive office is then located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

          21. DESCRIPTIVE HEADINGS, ETC. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the term "including" herein shall mean "including without limitation."

          22. NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question or intent or interpretation arises, this Agreement shall be construed as it was drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement. The parties hereto intend that each covenant contained herein shall have independent significance. If any party has breached any covenant contained herein in any respect, the fact that there exists another covenant relating to the same or similar subject matter (regardless of the relative levels of speciality) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first covenant.

                                    * * * * *

          IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement on the day and year first above written.

                                         OPTIONSXPRESS, INC.


                                         By:  /s/ DAVID KALT
                                              ----------------------------------
                                         Its: President
                                              ----------------------------------

                                         G-BAR LIMITED PARTNERSHIP

                                         By:  /s/ JAMES GRAY
                                              ----------------------------------
                                         Its: General Partner

                                         AVRUM GRAY DELTA TRUST FOR JIM
                                         U/A/D JUNE 7, 2002

                                         By:  /s/ JAMES GRAY
                                              ----------------------------------
                                         Its: Trustee

                                              /s/ DAVID KALT
                                              ----------------------------------
                                              David Kalt

                                              /s/ NED BENNETT
                                              ----------------------------------
                                              Ned Bennett


                                         DELAWARE CHARTER GUARANTEE &
                                         TRUST COMPANY F/B/O NED BENNETT
                                         IRA

                                         By:  /s/ NED BENNETT
                                              ----------------------------------
                                         Its: Trustee

                                         SUMMIT VENTURES VI-A, L.P.

                                         By:  Summit Partners VI (GP), L.P.
                                         Its: General Partner

                                         By:  Summit Partners VI (GP), LLC
                                         Its: General Partner

                                         By:  /s/ BRUCE EVANS
                                              ----------------------------------
                                         Its: Member

                                         SUMMIT VENTURES VI-B, L.P.

                                         By:  Summit Partners VI (GP), L.P.
                                         Its: General Partner

                                         By:  Summit Partners VI (GP), LLC
                                         Its: General Partner

                                         By:  /s/ BRUCE EVANS
                                              ----------------------------------
                                         Its: Member

                                         SUMMIT VI ADVISORS FUND, L.P.

                                         By:  Summit Partners VI (GP), L.P.
                                         Its: General Partner

                                         By:  Summit Partners VI (GP), LLC
                                         Its: General Partner

                                         By:  /s/ BRUCE EVANS
                                              ----------------------------------
                                         Its: Member

                                         SUMMIT VI ENTREPRENEURS FUND, L.P.

                                         By:  Summit Partners VI (GP), L.P.
                                         Its: General Partner

                                         By:  Summit Partners VI (GP), LLC
                                         Its: General Partner

                                         By:  /s/ BRUCE EVANS
                                              ----------------------------------
                                         Its: Member

                                         SUMMIT INVESTORS VI, L.P.

                                         By:  Summit Partners VI (GP), L.P.
                                         Its: General Partner

                                         By:  Summit Partners VI (GP), LLC
                                         Its: General Partner

                                         By:  /s/ BRUCE EVANS
                                              ----------------------------------
                                         Its: Member

                              SCHEDULE OF INVESTORS


Summit Ventures VI-A, L.P.
Summit Ventures VI-B, L.P.
Summit VI Advisors Fund, L.P.
Summit VI Entrepreneurs Fund, L.P.
Summit Investors VI, L.P.

c/o Summit Partners, L.P.
222 Berkeley Street
18th Floor
Boston, Massachusetts 02116
Telephone:    (617) 824-1000
Telecopy:     (617) 824-1100
Attention:    Mr. Bruce R. Evans

WITH A COPY TO:
(which shall not constitute notice to the Investors)

Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois 60601
Attn:  Ted H. Zook, P.C.

                         SCHEDULE OF OTHER STOCKHOLDERS

                               NAMES AND ADDRESSES

G-Bar Limited Partnership
440 S. LaSalle Street, Suite 650
Chicago, IL 60605

Avrum Gray Delta Trust for Jim U/A/D June 7, 2002
440 S. LaSalle Street, Suite 650
Chicago, IL 60605

David Kalt
39 S. LaSalle Street, Suite 220
Chicago, IL 60603

Ned Bennett
200 Granada Street
El Paso, TX 79912

Delaware Charter Guarantee & Trust Company F/B/O Ned Bennett IRA
200 Granada Street
El Paso, TX 79912

[Other Post-Signing Other Stockholders]